SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2003

AMENDMENT NO. 1

Sonic Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30335	87-0494518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip code)

(801) 365-2800
(Registrant’s telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets

This Form 8-K/A amends the Current Report on Form 8-K of Sonic Innovations, Inc. dated May 22, 2003 regarding the acquisition of Sanomed Handelsgesellschaft mbH. The sole purpose of this amendment is to provide the audited historical financial statements of the business acquired as required by Item 7(a) and the unaudited pro forma financial information required by Item 7(b), which financial statements and information were excluded from the original filing in reliance on Items 7(a)(4) and 7(b)(2), respectively of Form 8-K.

SONIC INNOVATIONS, INC.

INDEX

Item 7. Financial Statements and Exhibits

(a)	Financial statements of Sanomed Handelsgesellschaft mbH:

Balance sheets as of December 31, 2002 and 2001
Statements of Operations for the Years Ended December 31, 2002 and 2001
Statements of Shareholders’ Equity and Comprehensive Income for the Years Ended December 31, 2002 and 2001
Statements of Cash Flows for the Years Ended December 31, 2002 and 2001
Notes to Financial Statements
Report of Independent Auditors
Unaudited Supplemental Financial Data
Unaudited Condensed Balance Sheets as of March 31, 2003 and December 31, 2002
Unaudited Condensed Statements of Operations for the three months ended March 31, 2003 and 2002
Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2003 and 2002
Notes to Unaudited Condensed Financial Statements

(b)	Pro forma financial information:

Introduction to Unaudited Pro Forma Condensed Financial Information
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2003
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2002
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2003
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)	Exhibits:

Exhibit 23.1 Independent Auditors’ Consent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonic Innovations, Inc.

Date: August 5, 2003	By:	/s/ Stephen L. Wilson
	Name:	Stephen L. Wilson
	Title:	Senior Vice President and Chief Financial Officer

SANOMED HANDELSGESELLSCHAFT mbH

BALANCE SHEETS

	December 31,
	2002	2001
Assets:

Cash and cash equivalents	$5,483,403	$3,040,209
Accounts receivable, net	3,156,333	3,368,976
Inventories	804,232	666,042
Prepaid expenses and other	179,678	336,127

Total current assets	9,623,646	7,411,354

Property and equipment, net	39,191	48,194

Total assets	$9,662,837	$7,459,548

Liabilities and shareholders’ equity:

Accounts payable	$597,479	$601,322
Accrued taxes	842,260	374,362
Accrued expenses	1,160,720	1,438,945
Deferred revenue, current portion	761,770	460,727

Total current liabilities	3,362,229	2,875,356

Deferred tax liability	705,959	1,024,500
Deferred revenue, less current portion	1,977,205	1,468,154
Other liabilities	238,164	246,428

Total liabilities	6,283,557	5,614,438

Commitments and contingencies (Note 11)

Capital stock	28,886	28,886
Retained earnings	2,964,310	1,878,361
Accumulated other comprehensive income (loss)	386,084	(62,137)

Total shareholders’ equity	3,379,280	1,845,110

Total liabilities and shareholders’ equity	$9,662,837	$7,459,548

See accompanying notes to financial statements.

SANOMED HANDELSGESELLSCHAFT mbH

STATEMENTS OF OPERATIONS

	Years ended December 31,
	2002	2001
Net sales	$16,712,360	$12,901,290
Cost of sales	9,958,219	7,049,217

Gross profit	6,754,141	5,852,073
Selling, general and administrative expense	4,934,886	4,015,643

Operating profit	1,819,255	1,836,430
Other income	30,360	1,068

Income before income taxes	1,849,615	1,837,498
Provision for income taxes	763,666	737,634

Net income	$1,085,949	$1,099,864

See accompanying notes to financial statements.

SANOMED HANDELSGESELLSCHAFT mbH

STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

	Capital Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
Balance, January 1, 2001	$28,886	$778,497	$—	$807,383

2001:
Net income	—	1,099,864	—	1,099,864

Foreign currency translation adjustment	—	—	(62,137)	(62,137)

Comprehensive income				1,037,727

Balance, December 31, 2001	$28,886	1,878,361	(62,137)	1,845,110

2002:
Net income	—	1,085,949	—	1,085,949

Foreign currency translation adjustment	—	—	448,221	448,221

Comprehensive income	—	—	—	1,534,170

Balance, December 31, 2002	$28,886	$2,964,310	$386,084	$3,379,280

See accompanying notes to financial statements.

SANOMED HANDELSGESELLSCHAFT mbH

STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2002	2001
Cash flows from operating activities:

Net income	$1,085,949	$1,099,864

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	39,458	38,000
Changes in allowance for doubtful accounts	212,578	(255,133)
Changes in operating assets and liabilities:

Accounts receivable	540,886	(1,132,248)
Inventories	(14,671)	(139,235)
Prepaid expenses and other	197,951	(110,330)
Accounts payable and accrued expenses	(643,966)	(220,421)
Accrued and deferred taxes	(97,089)	734,782
Deferred revenue	414,627	416,014

Net cash provided by operating activities	1,735,723	431,293

Cash flows from investing activities:

Purchase of property and equipment	(23,268)	(12,949)

Net cash used in investing activities	(23,268)	(12,949)

Effect of exchange rate changes on cash and cash equivalents	730,739	(172,433)

Net increase in cash and cash equivalents	2,443,194	245,911

Cash and cash equivalents, beginning of the year	3,040,209	2,794,298

Cash and cash equivalents, end of the year	$5,483,403	$3,040,209

Supplemental information:
Taxes paid	$402,156	$—

See accompanying notes to financial statements.

SANOMED HANDELSGESELLSCHAFT mbH

NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BASIS OF ACCOUNTING

Sanomed Handelsgesellschaft mbH (the “Company”) markets hearing aids directly to German hearing impaired customers through ear, nose and throat (“ENT”) physicians. The Company was founded in 1990 as a limited liability company and was acquired by a subsidiary of Sonic Innovations, Inc., a U.S. publicly traded company, in May 2003. See Note 16.

The accompanying financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States of America.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition. Sales are recognized when products are shipped and when all the following conditions exist: (i) persuasive evidence of an arrangement exists, (ii) title and risk of loss has transferred; (iii) the price is fixed and determinable; (iv) contractual obligations have been satisfied; and (v) collectability is reasonably assured. Net sales consist of product sales less provisions for sales returns which are made at time of sale. As of December 31, 2002 and 2001, allowances for sales returns of $298,708 and $216,136, respectively were reflected as reductions in accounts receivable. Revenues related to sales of extended warranties are deferred and recognized on a straight-line basis over the four year extended warranty period.

The Company performs ongoing evaluations of its customers and related accounts receivable and provides for doubtful accounts. As of December 31, 2002 and 2001, allowances for doubtful accounts of $10,655,817 and $8,825,248, respectively related principally to disputes with various public health insurers over sales made prior to 2001. See Note 11.

Concentrations of Credit Risk. The Company sells hearing aids directly to hearing impaired consumers, who are often insured by a public health insurer (“PHI”). In instances where the consumer is insured by a PHI, the Company will invoice the PHI directly for the amount reimbursable by the PHI.  In 2002 and 2001, reimbursements from several PHIs were greater than 5% of total amounts invoiced as follows:

	2002 Reimbursement	% of total invoiced	2001 Reimbursement	% of total invoiced
PHI 1	$1,819,560	10.4%	$995,774	7.0%
PHI 2	$1,628,544	9.3%	$1,372,226	9.6%
PHI 3	$1,523,701	8.7%	$1,362,424	9.5%
PHI 4	$1,439,923	8.2%	$1,191,097	8.3%

Warranty. The Company provides its customers with a warranty that coincides with the warranty provided to the Company by the manufacturer, which period is generally one year. Therefore, warranty costs of the Company are insignificant.

Cash and Cash Equivalents. The Company considers all short-term investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 2002, cash equivalents included certificates of deposit and money market funds totaling $5,275,167. As of December 31, 2002, cash deposits of $47,784 were restricted in connection with various leases.

Purchase Commitments. The Company reviews its firm purchase commitments at each reporting date to determine if commitments are at prices in excess of net realizable value. To the extent such commitments exceed net realizable value, the Company’s policy is to recognize a loss in the period in which an impairment value becomes evident. There were no such losses recognized in 2002 and 2001.

Property and Equipment. Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of 4 to 10 years. Upon the retirement or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts. The resulting gain or loss is included in net income. Major renewals and betterments are capitalized while minor expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-Lived Assets. Long-lived tangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset group and its eventual disposition. Measurement of an impairment loss for such assets is based on the fair value of the asset. There were no such losses recognized in 2002 and 2001.

Fair Value of Financial Instruments. The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and operating lease obligations. The carrying amounts of the financial instruments approximate their fair values. The estimated fair values have been determined using appropriate market information and valuation methodologies.

Foreign Currency Translation. The Company’s functional currency is the Euro. The accounts of the Company have been translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities and the weighted average exchange rate for the period for revenues, expenses, gains and losses. Translation adjustments are recorded as a separate component of shareholders’ equity. Gains or losses resulting from foreign currency transactions are included in net income. At December 31, 2002 and 2001, the currency exchange rates were $1.00 = €0.95 and $1.00 = €1.13, respectively. The average currency exchange rates for 2002 and 2001 were $1.00 = €1.05 and $1.00 = €1.11, respectively.

Advertising. Advertising costs are expensed as incurred and were $192,019 and $277,203 in 2002 and 2001, respectively.

Income Taxes. The Company uses the asset and liability approach in determining its accounting for income taxes. Under this approach, deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for reporting purposes and those recognized for tax purposes.

Comprehensive Income. The Company computes comprehensive income in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income.” SFAS No. 130 establishes standards for the reporting and presentation of other comprehensive income and its components in the financial statements. Other comprehensive income includes net income plus the results of certain shareholders’ equity changes not reflected in the statements of operations. The Company’s comprehensive income in 2002 and 2001 consisted of foreign currency translation adjustments.

New Accounting Pronouncements. Statement of Financial Accounting Standard (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of,” and the accounting and reporting provisions of Accounting Principles Board (“APB”) Opinion No. 30, “Reporting the Results of Operations,” for the disposal of a segment of a business. This statement retains the requirements of SFAS No. 121 to recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and measure an impairment loss as the difference between the carrying amount and fair value of the asset. The Company has adopted SFAS No. 144 with no material impact on its results of operations and financial position.

SFAS No. 145, “Rescission of SFAS No. 4, 44 and 64, Amendment of SFAS No. 13 and Technical Corrections,” requires that the reporting of gains and losses from the early extinguishment of debt as extraordinary items will only be required if they meet the specific criteria for extraordinary items included in APB Opinion No. 30, “Reporting the Results of Operations.” The Company has adopted SFAS No. 145 with no material impact on its results of operations and financial position.

SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” requires a liability to be recorded for costs associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. Under previous accounting rules, if a company’s management approved an exit plan, the company generally could record the costs of that plan as a liability on the approval date, even if the company did not incur the costs until a later date. The Company has adopted SFAS No. 146 with no material impact on its results of operations and financial position.

Financial Interpretation No. 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others,” (“FIN 45”), expands previously issued accounting guidance and disclosure requirements for certain guarantees. FIN 45 requires recognition of an initial liability for the fair value of an obligation assumed by issuing a guarantee. The provision for initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The Company does not expect the adoption of FIN 45 to have a material impact on its results of operations and financial position.

Financial Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51,” (“FIN 46”), addresses the consolidation by business enterprises of variable interest entities as defined therein and applies immediately to variable interests in variable interest entities created or obtained after January 31, 2003. The Company does not expect the adoption of FIN 46 to have a material impact on its results of operations and financial position.

SFAS No. 149 “Amendments of Statement 133 on Derivative Instruments and Hedging Activities” was issued in April 2003 and amends and clarifies financial accounting and reporting for derivative instruments, including certain instruments embedded in other contracts and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This statement requires that contracts with comparable characteristics be accounted for similarly. In particular, this statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, clarifies when a derivative contains a financing component, amends the definition of an underlying hedged risk to conform to language used in FIN 45 and amends certain other existing pronouncements. This statement, the provisions of which are to be applied prospectively, is effective for contracts entered into or modified after June 30, 2003. The company does not expect the adoption of SFAS No. 149 to have a material impact on the company’s financial condition or results of operations.

SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within SFAS No. 150’s scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. Many of those instruments were previously classified as equity. SFAS No. 150 requires an issuer to classify the following instruments as liabilities (or assets in some circumstances): mandatorily redeemable financial instruments; obligations to repurchase the issuer’s equity shares by transferring assets; and certain obligations to issue a variable number of its equity shares. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The company does not expect SFAS No. 150 to have a material effect on its consolidated financial statements.

3. ACCOUNTS RECEIVABLE

Accounts receivable as of December 31, 2002 and 2001 consisted of the following:

	2002	2001
Accounts receivable	$12,418,181	$8,240,888
Unbilled sales	1,692,677	4,169,472
Less allowance for doubtful accounts	(10,655,817)	(8,825,248)
Less allowance for sales returns	(298,708)	(216,136)

Total	$3,156,333	$3,368,976

Allowance for doubtful accounts principally relates to disputes with various public health insurers. See Note 11. Unbilled sales represent the difference between what has been reflected as revenue and what has been invoiced to the customer. The delay in billing customers once revenue is recognized is primarily the result of the administrative process involved in invoicing the public health insurers.

4. INVENTORIES

Inventories are stated at the lower of cost or market value using the first-in, first-out (“FIFO”) method. Inventories as of December 31, 2002 and 2001 consisted of the following:

	2002	2001
Finished goods	$718,995	$598,803
Raw materials and components	85,237	67,239

Total	$804,232	$666,042

5. OTHER CURRENT ASSETS

Other current assets as of December 31, 2002 and 2001 consisted of the following:

	2002	2001
Value added tax receivable	$61,626	$171,983
Corporation tax refundable	—	155,355
Prepaid expenses and other current assets	118,052	8,789

Total	$179,678	$336,127

6. PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2002 and 2001 consisted of the following:

	2002	2001
Business equipment	$125,125	$100,815
Fixtures and furniture	55,154	49,009
Less accumulated depreciation	(141,088)	(101,630)

Total	$39,191	$48,194

7. ACCRUED EXPENSES

Accrued expenses as of December 31, 2002 and 2001 consisted of the following:

	2002	2001
Doctors’ fees	$758,498	$193,784
Employee related	178,869	91,064
Value added tax	—	369,590
Warranty	102,714	54,983
Legal and accounting	52,809	188,198
Other	67,830	541,326

Total	$1,160,720	$1,438,945

Other accrued expenses in 2001 included a reserve of $475,230 pertaining to a lawsuit with a supplier which was settled at no cost to the Company in 2002.

8. OTHER LIABILITIES

Other liabilities as of December 31, 2002 and 2001 consisted of the following:

	2002	2001
Loss on abandoned office lease	$113,704	$113,878
Long-service payments to employees	124,460	132,550

Total	$238,164	$246,428

9. CAPITAL STOCK

The capital stock of the Company is registered in the Companies Register of the Hamburg, Germany Municipal Court. Par value of the capital stock at December 31, 2002 and 2001 of $28,886 was fully paid up.

10. OTHER INCOME

Other income for 2002 and 2001 consisted of the following:

	2002	2001
Interest income	$56,481	$1,208
Other expense	(26,121)	(140)

Total	$30,360	$1,068

11. COMMITMENTS AND CONTINGENCIES

Operating leases. The Company leases various office space, cars and equipment under noncancelable operating leases that expire at various dates through 2009. Rental expense for 2002 and 2001 was $477,711 and $451,627, respectively. Future minimum lease payments under noncancelable leases for the next five years and thereafter as of December 31, 2002 totaled $1,083,251 and were due as follows: 2003– $338,434; 2004– $250,631; 2005– $153,196; 2006– $128,725; 2007– $93,926; and thereafter– $118,339. Sublease revenue of $6,691 and $11,582 in 2002 and 2001, respectively was netted against lease expense.

The Company is the plaintiff in a number of lawsuits currently pending before German social insurance tribunals against various public health insurers (“PHI”) to obtain payment for hearing aids delivered to insured members of such PHIs and invoiced to such PHI’s as well as interest on the amounts due. The total amount sought by the Company, before interest, but including value added tax, is $11,356,677. The invoiced amount was recorded in accounts receivable as of December 31, 2002, but was completely reserved, excluding value added tax, as of that date. See Note 3.

The Company is party to employment agreements with certain executives under German law, which provide for compensation and certain other benefits including severance payments under certain circumstances.

The Company is a plaintiff and defendant in various other lawsuits in the normal course of its business. The Company does not believe that resolution of any of these lawsuits will have a material impact on its results of operations and financial position.

12. INCOME TAXES

The provision for income taxes for 2002 and 2001 consisted of the following:

	2002	2001
Current taxes	$1,223,286	$42,009
Deferred taxes	(459,620)	695,625

Total	$763,666	$737,634

The actual effective income tax rates in 2002 and 2001 were approximately equal to the German federal statutory income tax rate of approximately 40%, which includes federal tax, trade tax and solidarity tax.

Deferred income taxes are determined based on the differences between the financial reporting and income tax bases of assets and liabilities using enacted income tax rates expected to apply when the differences are expected to be settled or realized. As of December 31, 2002 and 2001, the components of the deferred income taxes payable were as follows:

	2002	2001
Unbilled sales	$677,070	$1,667,789
Provision for doubtful accounts	—	(662,136)
Tax loss carry-forward	—	(31,119)
Reserves and other differences	28,889	49,966

Total	$705,959	$1,024,500

13. LONG-SERVICE PAYMENT PROGRAM

The Company has a long-service payment program that provides for a fixed amount to be paid to each employee after five years of initial service and after every five years of service thereafter. The accrual for long-service is included in other liabilities.

14. SEGMENT INFORMATION

The Company has one business segment, the sale of hearing aids and related accessories, and operates exclusively in Germany.

15. RELATED PARTY TRANSACTION

The Company leased office space from the majority shareholder of the Company in 2002 and 2001 in the amounts of $112,713 and $106,322, respectively. The remaining lease term through March 31, 2004 was cancelled effective December 31, 2002 in exchange for a payment of $84,642.

16. SUBSEQUENT EVENT

On May 8, 2003, the Company signed a definitive purchase agreement to be acquired by Sonic Innovations, Inc., a United States of America company listed on the NASDAQ National Market. The initial purchase price is approximately $13 million, with the potential for contingent purchase price of approximately $4.6 million provided certain financial milestones are achieved over the next three years.

Sanomed Handelsgesellschaft mbH

Report of Independent Auditors

To the Board of Directors and Shareholders of Sanomed Handelsgesellschaft mbH, Hamburg:

We have audited the accompanying balance sheets of Sanomed Handelsgesellschaft mbH as of December 31, 2002 and 2001 and the related statements of operations, shareholders’ equity and comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sanomed Handelsgesellschaft mbH as of December 31, 2002 and 2001 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    Deloitte & Touche GmbH

Deloitte & Touche GmbH

Hamburg, Germany

August 1, 2003

SANOMED HANDELSGESELLSCHAFT mbH

UNAUDITED SUPPLEMENTAL FINANCIAL DATA

Unaudited quarterly results of operations

	First	Second	Third	Fourth
2002:

Net sales	$3,434,228	$3,797,420	$4,234,478	$5,246,234
Cost of sales	2,180,618	2,203,615	2,503,767	3,070,219

Gross profit	1,253,610	1,593,805	1,730,711	2,176,015
Operating expenses	916,130	1,136,693	1,329,258	1,552,805

Operating profit	337,480	457,112	401,453	623,210
Other income (loss)	(31)	(6,817)	1,073	36,135

Income before income taxes	337,449	450,295	402,526	659,345
Provision for income taxes	139,325	185,917	166,195	272,229

Net income	$198,124	$264,378	$236,331	$387,116

2001:

Net sales	$3,268,680	$2,898,676	$3,022,746	$3,711,188
Cost of sales	1,789,592	1,616,910	1,703,170	1,939,545

Gross profit	1,479,088	1,281,766	1,319,576	1,771,643
Operating expenses	895,230	857,476	803,773	1,459,164

Operating profit	583,858	424,290	515,803	312,479
Other income (loss)	(33)	—	—	1,101

Income before income taxes	583,825	424,290	515,803	313,580
Provision for income taxes	234,367	170,324	207,061	125,882

Net income	$349,458	$253,966	$308,742	$187,698

SANOMED HANDELSGESELLSCHAFT mbH

UNAUDITED CONDENSED BALANCE SHEETS

	March 31, 2003	December 31, 2002
Assets:

Cash and cash equivalents	$7,681,760	$5,483,403
Accounts receivable, net	2,952,413	3,156,333
Inventories	849,923	804,232
Prepaid expenses and other	171,431	179,678

Total current assets	11,655,527	9,623,646

Property and equipment, net	34,965	39,191

Total assets	$11,690,492	$9,662,837

Liabilities and shareholders’ equity:

Accounts payable	$520,377	$597,479
Dividend payable	2,051,061	—
Accrued taxes	1,841,214	842,260
Accrued expenses	1,162,174	1,160,720
Deferred revenue, current portion	784,598	761,770

Total current liabilities	6,359,424	3,362,229

Deferred tax liability	239,515	705,959
Deferred revenue, less current portion	2,465,806	1,977,205
Other liabilities	237,981	238,164

Total liabilities	9,302,726	6,283,557

Capital stock	103,109	28,886
Retained earnings	1,773,923	2,964,310
Accumulated other comprehensive income	510,734	386,084

Total shareholders’ equity	2,387,766	3,379,280

Total liabilities and shareholders’ equity	$11,690,492	$9,662,837

See accompanying notes.

SANOMED HANDELSGESELLSCHAFT mbH

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
	2003	2002
Net sales	$4,857,803	$3,434,228
Cost of sales	2,304,860	2,180,618

Gross profit	2,552,943	1,253,610
Operating expenses	1,082,097	916,130

Operating profit	1,470,846	337,480
Other income (expense)	36,787	(31)

Income before income taxes	1,507,633	337,449
Provision for income taxes	576,494	139,325

Net income	$931,139	$198,124

See accompanying notes.

SANOMED HANDELSGESELLSCHAFT mbH

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2003	2002
Cash flows from operating activities:

Net income	$931,139	$198,124

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	9,500	9,865
Changes in operating assets and liabilities:

Accounts receivable	296,505	116,700
Inventories	(21,445)	(2,192)
Prepaid expenses and other	13,541	(35,860)
Accounts payable and accrued expenses	(188,363)	31,033
Accrued and deferred taxes	482,857	139,212
Deferred revenue	426,472	—

Net cash provided by operating activities	1,950,206	456,882

Cash flows from investing activities:

Purchase of property and equipment	(4,135)	(19,776)

Net cash used in investing activities	(4,135)	(19,776)

Cash flows from financing activities:

Additional capital infusion	74,332	—

Net cash provided by financing activities	74,332	—

Effect of exchange rate changes on cash and cash equivalents	177,954	(57,629)

Net increase in cash and cash equivalents	2,198,357	379,477

Cash and cash equivalents, beginning of year	5,483,403	3,040,209

Cash and cash equivalents, end of period	$7,681,760	$3,419,686

See accompanying notes.

SANOMED HANDELSGESELLSCHAFT mbH

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

1. BASIS OF PRESENTATION

Sanomed Handelsgesellschaft mbH (the “Company”) markets hearing aids directly to German hearing impaired customers through ear, nose and throat (“ENT”) physicians. The Company was founded in 1990 as a limited liability company.

The accompanying unaudited condensed financial statements have been prepared, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. These condensed financial statements reflect all adjustments (consisting of normal adjustments), which in the opinion of management are necessary to present fairly the results of operations for the periods presented. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and notes thereto included elsewhere in this Current Report on Form 8-K/A. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

2. INVENTORIES

Inventories are stated at the lower of cost or market value using the first-in, first-out (“FIFO”) method and consisted of the following:

	March 31 2003	December 31, 2002
Finished goods	$762,131	$718,995
Raw materials and components	87,792	85,237

Total	$849,923	$804,232

3. COMPREHENSIVE INCOME

Comprehensive income for the three months ended March 31, 2003 and 2002 consisted of the following:

	2003	2002
Net income	$931,139	$198,124
Foreign currency gain (loss)	124,650	(34,457)

Comprehensive income	$1,055,789	$163,667

Foreign currency gains reflect changes in the exchange rates of foreign currencies relative to the U.S. dollar on the translation of the Company’s balance sheet.

4. RECENTLY ENACTED ACCOUNTING STANDARDS

Statement of Financial Accounting Standard (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of,” and the accounting and reporting provisions of Accounting Principles Board (“APB”) Opinion No. 30, “Reporting the Results of Operations,” for the disposal of a segment of a business. This statement retains the requirements of SFAS No. 121 to recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and measures an impairment loss as the difference between the carrying amount and fair value of the asset. The Company has adopted SFAS No. 144 with no material impact on its results of operations and financial position.

SFAS No. 145, “Rescission of SFAS No. 4, 44 and 64, Amendment of SFAS No. 13 and Technical Corrections,” requires that the reporting of gains and losses from the early extinguishment of debt as extraordinary items will only be required if they meet the specific criteria for extraordinary items included in APB Opinion No. 30, “Reporting the Results of Operations.” The Company has adopted SFAS No. 145 with no material impact on its results of operations and financial position.

SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” requires a liability to be recorded for costs associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. Under previous accounting rules, if a company’s management approved an exit plan, the company generally could record the costs of that plan as a liability on the approval date, even if the company did not incur the costs until a later date. The Company has adopted SFAS No. 146 with no material impact on its results of operations and financial position.

Financial Interpretation No. 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others,” (“FIN 45”), expands previously issued accounting guidance and disclosure requirements for certain guarantees. FIN 45 requires recognition of an initial liability for the fair value of an obligation assumed by issuing a guarantee. The provision for initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The Company does not expect the adoption of FIN 45 to have a material impact on its results of operations and financial position.

Financial Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51,” (“FIN 46”), addresses the consolidation by business enterprises of variable interest entities as defined therein and applies immediately to variable interests in variable interest entities created or obtained after January 31, 2003. The Company does not expect the adoption of FIN 46 to have a material impact on its results of operations and financial position.

5. SUBSEQUENT EVENT

On May 8, 2003, the Company signed a definitive purchase agreement to be acquired by Sonic Innovations, Inc., a United States of America company listed on the NASDAQ National Market. The initial purchase price is approximately $13.0 million, with the potential for contingent purchase price of approximately $4.6 million provided certain financial milestones are achieved over the next three years.

UNAUDITED PRO FORMA CONDENSED

FINANCIAL INFORMATION

Introduction to Pro Forma Financial Information

On May 8, 2003, PALME Verwaltungsgesellschaft mbH (“PALME”), a wholly owned subsidiary of Sonic Innovations, Inc. (“the Company”), signed a Sale and Purchase Agreement to acquire the stock of Sanomed Handelsgesellschaft mbH (“Sanomed”). The acquisition was completed on May 22, 2003.

The consideration paid by the Company consisted of approximately $13.0 million in cash and approximately $0.3 million in estimated transaction costs. The purchase price was determined in arms-length negotiations between the Company and the owners of Sanomed (the “seller”), and is subject to certain adjustments as set forth in the Sale and Purchase Agreement entered into by PALME, the Seller and the Company.

The Company funded the cash consideration with a short-term borrowing from Wells Fargo Bank, but anticipates replacing all or a portion of this borrowing with a long-term borrowing from a German bank. The Company plans to continue to operate Sanomed as a wholly owned subsidiary.

The initial purchase consideration was allocated based on a preliminary assessment of the fair market values of the acquired assets and liabilities assumed. The Company anticipates obtaining an independent valuation to assist in determining the fair value of the acquired assets and liabilities assumed.

The accompanying unaudited pro forma condensed consolidated balance sheet of the Company and Sanomed gives effect to the Sanomed acquisition as if it had been completed as of March 31, 2003. The unaudited pro forma condensed consolidated statements of operations give effect to the acquisition as if it had been completed as of January 1, 2003 or the beginning of the Company’s 2002 calendar year. The pro forma adjustments are described in the accompanying notes. These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition taken place on January 1, 2003 or the beginning of the Company’s 2002 calendar year, nor is it indicative of the results that may be expected for future periods. The pro forma condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and related notes filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and in conjunction with the audited financial statements of Sanomed and related notes included in this Current Report on Form 8-K/A.

SONIC INNOVATIONS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2003

(in thousands)

	Sonic Innovations, Inc.	Sanomed Handelsgesellschaft mbH	Pro Forma Adjustments		Pro Forma Consolidated
Assets:

Cash and cash equivalents	$19,371	$7,312	$—		$26,683
Marketable securities	10,247	370	(370	)(f)	10,247
Accounts receivable	9,076	2,952	—		12,028
Inventories	6,814	850	—		7,664
Prepaid expenses and other	1,695	171	—		1,866

Total current assets	47,203	11,655	(370)		58,488

Long-term marketable securities	4,188				4,188
Property and equipment	5,740	35	—		5,775
Goodwill and other indefinite-lived intangible assets	14,097	—	8,412	(a)	22,820
	—	—	311	(b)
Definite-lived intangible assets	1,548	—	2,200	(a)	3,748
Other assets	2,206	—	—		2,206

Total assets	$74,982	$11,690	$10,553		$97,225

Liabilities and shareholders’ equity:

Accounts payable	$5,023	$520	$—		$5,543
Accrued payroll and related expenses	2,257	108	—		2,365
Reserve for warranty	3,598	86	—		3,684
Dividend payable	—	2,051	—		2,051
Deferred revenue, current	1,852	785	—		2,637
Accrued taxes	75	1,841	—		1,916
Other accrued liabilities	2,575	968	311	(b)	3,854
Short-term debt	—	—	13,000	(a)	13,000

Total current liabilities	15,380	6,359	13,311		35,050

Deferred revenue, less current portion	—	2,466	—		2,466
Deferred tax liability	—	239	—		239
Other liabilities	—	238	—		238

Total liabilities	15,380	9,302	13,311		37,993

Common stock	21	104	(104	)(a)	21
Additional paid-in capital	113,461	—	—		113,461
Deferred stock-based compensation	(113)	—	—		(113)
Retained earnings (deficit)	(52,430)	1,773	(1,773	)(a)	(52,430)
Accumulated other comprehensive income	2,066	511	(511	)(a)	2,066
Treasury stock, at cost	(3,403)	—	(370	)(f)	(3,773)

Total shareholders’ equity	59,602	2,388	(2,758)		59,232

Total liabilities and shareholders’ equity	$74,982	$11,690	$10,553		$97,225

See accompanying notes.

SONIC INNOVATIONS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2002

(in thousands, except per share data)

	Sonic Innovations, Inc.	Sanomed Handelsgesellschaft mbH	Pro Forma Adjustments		Pro Forma Consolidated
Net sales	$68,018	$16,712	$—		$84,730
Cost of sales	32,597	9,958	—		42,555

Gross profit	35,421	6,754	—		42,175
Selling, general and administrative expense	28,148	4,934	350	(c)	33,432
Research and development expense	8,300	—	—		8,300
Stock-based compensation expense	351	—	—		351

Operating profit (loss)	(1,378)	1,820	(350)		92
Other income	1,476	30	(231	)(d)	1,275

Income before income taxes	98	1,850	(581)		1,367
Provision for income taxes	66	764	(232	)(e)	598

Net income	$32	$1,086	$(349)		$769

Basic and diluted earnings per common share:	$.00				$.04

Weighted average number of common shares outstanding:
Basic	19,595				19,595

Diluted	20,869				20,869

See accompanying notes.

SONIC INNOVATIONS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months ended March 31, 2003

(in thousands, except per share data)

	Sonic Innovations, Inc.	Sanomed Handelsgesellschaft mbH	Pro Forma Adjustments		Pro Forma Consolidated
Net sales	$17,014	$4,858	$—		$21,872
Cost of sales	7,795	2,305			10,100

Gross profit	9,219	2,553			11,772
Selling, general and administrative expense	7,968	1,082	88	(c)	9,138
Research and development expense	2,487	—	—		2,487
Stock-based compensation expense	43	—	—		43

Operating profit (loss)	(1,279)	1,471	(88)		104
Other income	557	37	(57	)(d)	537

Income (loss) before income taxes	(722)	1,508	(145)		641
Provision for income taxes	124	577	(58	)(e)	643

Net income (loss)	$(846)	$931	$(87)		$(2)

Basic and diluted earnings (loss) per common share	$(0.04)				$0.00

Basic and diluted weighted average number of common shares outstanding	19,824				19,824

See accompanying notes.

SONIC INNOVATIONS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

1. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

2. Acquisition

The initial consideration paid by the Company was $13,000. Additional consideration of up to a maximum of $4,600 may be payable over a three year period based on sales performance.

The following table sets forth the preliminary allocation of the purchase consideration to the tangible and intangible assets acquired and liabilities assumed as of March 31, 2003:

Cash and cash equivalents	$7,312
Accounts receivable	2,952
Inventories	850
Prepaid expenses and other	171
Property and equipment	35
Accounts payable	(520)
Accrued payroll and related expenses	(108)
Reserve for warranty	(86)
Dividend payable	(2,051)
Accrued taxes	(1,841)
Other accrued liabilities	(968)
Deferred revenue, current	(785)
Deferred revenue, long term	(2,466)
Deferred tax liability	(239)
Other liabilities	(238)
Treasury stock	370
Customer list	700
Non-compete	1,000
Company name	500
Goodwill	8,412

Total	$13,000

The Company is in the process of obtaining an independent appraisal on the acquired assets and liabilities. The results of this appraisal may change management’s initial allocation of the purchase price.

3. Pro Forma Adjustments

The pro forma condensed consolidated financial statements give effect to the following pro forma adjustments in connection with the acquisition:

(a)	To reflect the purchase consideration, all of which was borrowed, and its preliminary allocation to assets acquired and liabilities assumed based on estimated fair values as described in Note 2 and to reflect the elimination of the historical Sanomed equity accounts.

(b)	To accrue for the estimated transaction costs of $311.

(c)	To reflect amortization of $350 for the year ended December 31, 2002 and $88 for the three months ended March 31, 2003, related to acquired definite-lived intangible assets as follows:

Intangible Asset	Value	Estimated Life (years)	Annual Amortization	Quarterly Amortization
Customer list	$700	7	$100	$25
Non-compete	1,000	5	200	50
Company name	500	10	50	13

			$350	$88

(d)	To reflect additional interest expense associated with the short-term loan used to finance the acquisition at an effective interest rate of 1.87%.

(e)	To provide income taxes for the pro forma adjustments using an effective income tax rate of 40%.

(f)	To reclassify shares of Sonic Innovations, Inc. common stock owned by Sanomed from marketable securities to treasury stock.